Exhibit 99.1

USANA Health Sciences Provides Preliminary Second Quarter Results and Updates Fiscal Year 2019 Outlook

SALT LAKE CITY--(BUSINESS WIRE)--July 2, 2019--USANA Health Sciences, Inc. (NYSE: USNA) today announced preliminary second quarter results and updated its outlook for fiscal year 2019. The Company anticipates that second quarter 2019 net sales will range between $253 and $256 million, compared with $301 million in the prior-year period, and earnings per diluted share will range between $0.91 and $0.95 per diluted share, compared with $1.36 per diluted share in the prior-year period.

Upon reporting its first quarter results on April 30, 2019, the Company disclosed the challenging consumer environment it encountered in China during the quarter, due largely to the negative media coverage of the health products and direct selling industries in China. The Company also disclosed that it expected to see a more typical operating environment in China beginning in the second quarter, and that its business would continue to accelerate during the second half of the year. During the second quarter, however, the Company continued to encounter a challenging consumer environment in China and, consequently, net sales for the quarter were softer than previously expected. The Company now believes that it may experience sales softness in China throughout 2019, and is revising its full-year guidance as follows:

	Q2 2019 Preliminary Results	Previous Full-Year 2019 Guidance Range	Revised Full-Year 2019 Guidance Range
Net sales	$253 - $256 million	$1.21 - $1.26 billion	$1.02 - $1.06 billion
EPS - diluted	$0.91 - $0.95	$5.00 - $5.35	$3.70 - $4.10

“We continued to see a very challenging market in China throughout the second quarter, and these market conditions had a more significant impact on our results than we anticipated in late April,” said Kevin Guest, Chief Executive Officer. “We began executing our planned promotional activity for 2019 during the second quarter, including in China. The promotions we offered have historically generated meaningful sales and customer growth, but did not generate the results we anticipated during the second quarter, as consumer sentiment remained low. Although we are confident that our strategy will drive long-term growth in the business, we now believe that it may take several months for consumer sentiment to return to normal in China.”

Final second quarter results will be released after the close of market on Tuesday, July 23, 2019. The above statements reflect the Company’s preliminary estimates and views on market trends observed in the second quarter of 2019 and are based on information available as of the date hereof.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: regulatory, economic, and consumer confidence risks in China; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our business model, products, manufacturing, and marketing activities; adverse publicity risks globally; risks associated with our international expansion and operations; and risks associated with the internal investigation into BabyCare’s operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof, except as required by law.

Contacts

Investors contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@us.usana.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280